AUBURN NATIONAL

BANCORPORATION,

INC AND SUBSIDIARIES
EXHIBIT 32.1
CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Auburn National Bancorporation,

Inc. (the “Company”) on Form 10-K for the
period ending December 31, 2022, as filed with the Securities and Exchange Commission as of the date hereof (the
“Report”), I, David A. Hedges, President and Chief Executive Officer,

certify, pursuant to 18

U.S.C. § 1350, as adopted
pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of Section 13(a)

or 15(d) of the Securities Exchange Act
of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and
results of operations of the Company.

Date: March 17, 2023
/s/ David A. Hedges
David A. Hedges
President and CEO
This certification accompanies this Annual Report and shall not be deemed

“filed” for purposes of Section 18 of the
Securities Exchange Act of 1934, or otherwise subject to the liability of that Section.
A signed original of this written statement required by Section 906 has been provided to, and will be retained by, Auburn
National Bancorporation, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.